POWER OF ATTORNEY



	The undersigned, an executive officer of Alabama Power Company, hereby makes, constitutes, and appoints William E. Zales, Jr. and Ceila H. Shorts as my agents and attorneys-in-fact, for the limited purpose of signing on my behalf, and causing to be filed with the Securities and Exchange Commission Initial
Statement of Beneficial Ownership of Securities, Statement of Changes in
Beneficial Ownership, and Annual Statement of Changes in Beneficial Ownership,
on Forms 3, 4, and 5, respectively, and Form ID, and any appropriate amendment or amendments thereto.

	This power of attorney shall remain in effect until my obligation to file the aforementioned reports as an executive officer of Alabama Power Company ceases, unless earlier revoked by me by written document delivered to the Secretary of
Alabama Power Company.


Signed this 25th day of July, 2008.


		____________________
		Ralph D. Cook